Exhibit 10.1

FORM OF LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of July 30, 2023, by and among (i) Zooz Power Ltd., an Israeli company (the “Company”), (ii) Keyarch Global Sponsor Limited, a Cayman Islands exempted company, in the capacity under the Business Combination Agreement (as defined below) as the representative from and after the Merger Effective Time for the shareholders of SPAC (as defined below) other than the Company Security Holders as of immediately prior to the Merger Effective Time (including any successor SPAC Representative appointed in accordance therewith, the “SPAC Representative”), and (iii) the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement shall have the meaning ascribed to such term in the Business Combination Agreement, as hereinafter defined.

WHEREAS, on or about the date hereof, (i) Keyarch Acquisition Corporation, a Cayman Islands exempted company (together with its successors, “SPAC”), (ii) the Company, (iii) Zooz Power Cayman, a Cayman Islands exempted company and a direct wholly-owned subsidiary of the Company (“Merger Sub”),and  (iv) the SPAC Representative, entered into that certain Business Combination Agreement (as may be amended, supplemented and/or restated from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, subject to the terms and conditions thereof, among other matters, immediately following the consummation of the Recapitalization, Merger Sub shall, at the Merger Effective Time, be merged with and into SPAC, with SPAC continuing as the surviving entity in connection therewith (the “Merger”), and as a result of which, (i) SPAC shall become a wholly-owned subsidiary of the Company (ii) each issued and outstanding ordinary share of SPAC immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive the SPAC Shares Merger Consideration, (iii) the Company shall, under certain circumstances, issue to Holder Earnout Shares following the Closing upon and subject to the achievement of Earnout Milestone(s) in accordance with the terms set forth in the Business Combination Agreement (which shall be issued concurrently with the release of the pro-rata portion of the Remaining Sponsor Shares from escrow pursuant to the terms of the Escrow Agreement), and (iv) the Company’s Ordinary Shares and the Company Public Warrants shall be listed for trading on the NASDAQ under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”), all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law;

WHEREAS, as of the date hereof, Holder is a holder of the equity securities of the Company in such amounts and classes or series as set forth underneath Holder’s name on the signature page hereto; and

WHEREAS, pursuant to the Business Combination Agreement, and in view of the valuable consideration or benefits to be received by Holder by virtue thereof or thereunder, the parties desire to enter into this Agreement, pursuant to which the Company Ordinary Shares received by Holder in connection with the Recapitalization (or converted into as a result of the Merger) (all such securities, together with any securities paid as dividends or distributions in kind with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”), shall become subject to limitations on disposition as set forth herein, subject to the Closing.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Holder hereby agrees not to, during the period (the “Lock-Up Period”) commencing from the Closing and ending on the earlier of (x) 180 days after the date of the Closing and (y) the date after the Closing on which the Company consummates a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Company Ordinary Shares for cash, securities or other property: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, establish or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, whether any such transaction is to be settled by delivery of such Restricted Securities, in cash or otherwise, or (iii) publicly announce or disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”).  The foregoing restrictions detailed in sub-sections (i), (ii) and (iii) above shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (I) by gift, will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the of Holder, (II) to any Permitted Transferee (as defined below), (III) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union or pursuant to a domestic relations order, (IV) to the Company in accordance with the requirements of the Business Combination Agreement or otherwise to any third party in accordance with the requirements of the Business Combination Agreement and with the Company’s consent, (V) required by virtue of the laws of the State of Israel, by the ISA and/or by the TASE, (VI) to the Company pursuant to the repurchase provisions of existing employment agreements and equity grant documents, or (VII) to the Company in satisfaction of any tax withholding obligation; provided, however, that in any of the cases of clauses (I), (II) or (III) it shall be a condition to such transfer that the transferee executes and delivers to the Company and the SPAC Representative an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (A) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (B) any trust or charitable organization for the direct or indirect benefit of Holder or the immediate family of Holder, (C) if Holder is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (D) if Holder is an entity, as a distribution to (i) the Holder’s officers or directors, any affiliates or family members of any of the Holder’s officers or directors, or (ii) limited partners, shareholders, members of, or owners of similar equity interests in Holder or, (E) to any affiliate of Holder or to any investment fund or other entity controlled by the Holder. Holder further agrees to execute such agreements as may be reasonably requested by the Company that are consistent with the foregoing or that are necessary to give further effect thereto.

(b) In addition, this lock-up agreement shall not restrict the delivery of Ordinary Shares to the Holder upon vesting and settlement of restricted share units or exercise of options outstanding on the date hereof in accordance with their terms provided, that the restrictions of this agreement shall apply to any Restricted Securities issued upon such conversion or exercise. Moreover, no provision in this Agreement shall be deemed to restrict or prohibit (i) the transfer of the Holder’s Restricted Securities to the Company in connection with the termination of the Holder’s services to the Company; and (ii) the transfer of Restricted Securities upon the completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a “change of control” (as defined below) of the Company; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Restricted Securities owned by the Holder shall remain subject to the restrictions contained in this lock-up agreement. For purposes of this clause, “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that, in one transaction or a series of related transactions, any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of (i) total voting power of the voting shares of the Company, (ii) of the “means of control” (as defined in the Israeli Securities Law, 1968; with the regulations promulgated thereunder, the “Israeli Securities Law”) of the Company or (iii) has the right to determine the operations of the Company.

(c) Furthermore, the Holder may sell Ordinary Shares purchased by the Holder on the open market following the Closing if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission (other than a Form 144 in relation to such a sale otherwise permitted hereunder), or under Israeli Securities Law, and (ii) neither the Holder nor any purchaser of the Ordinary Shares otherwise voluntarily effects any public filing or report or other public notice regarding such sales.

(d) Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(e) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and the Company shall be authorized to refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, the Company may impose stop-transfer instructions or other appropriate measures with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

(f) During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped, notated or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF JULY 30, 2023 (AS THE SAME MAY BE AMENDED, SUPPLEMENTED AND OR RESTATED FROM TIME TO TIME, THE “LOCK-UP AGREEMENT”), BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THE ISSUER’S SECURITY HOLDER NAMED THEREIN (THE “HOLDER”), AND THE OTHER PARTY NAMED THEREIN. A COPY OF THE LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER UPON WRITTEN REQUEST.”

(g) For the avoidance of any doubt, Holder shall retain all of its rights as a shareholder of the Company with respect to the Restricted Securities during the Lock-Up Period, including the right to vote any Restricted Securities, but subject to the obligations under the Business Combination Agreement (to the extent applicable to Holder).

(h) Nothing in this lock-up agreement shall prevent the establishment by the Holder of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5- 1(c)(1)(i)(B) under the Exchange Act; provided, however, that it shall be a condition to the establishment of any such Plan that no sales of the securities subject to such Plan shall me made prior to the expiration of the Lock-Up Period; and provided, further, that such a Plan may only be established if no public announcement of the establishment or the existence thereof, and no filing with the SEC or any other regulatory authority shall be required or shall be made voluntarily by the Holder, the Company or any other person, prior to the expiration of the Lock-Up Period.

2. Miscellaneous.

(a) Binding Effect; Termination of Business Combination Agreement. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing without the need for any further action of any kind, by the undersigned, the Company, SPAC Representative and/or any other party whatsoever. Notwithstanding anything to the contrary contained herein, in the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate (other than the provisions thereof which survive termination) and become null and void, and the parties shall not have any rights or obligations hereunder.

(b) Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time, except as expressly permitted under Section 1 above. The Company may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder (but, from and after the Closing, the consent of the SPAC Representative shall be required). If the SPAC Representative is replaced in accordance with the terms of the Business Combination Agreement, the replacement SPAC Representative shall automatically become a party to this Agreement as if it were the original SPAC Representative hereunder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(g). Nothing in this Section 2(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices.  All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile (if a facsimile number is given), email or other electronic means, with affirmative confirmation of receipt, (iii) two (2) Business Days after being sent, if sent by reputable, internationally recognized overnight courier service that provides evidence of delivery or attempted delivery or (iv) five (5) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the SPAC Representative, to: Keyarch Global Sponsor Limited 275 Madison Avenue, 39th Floor New York, New York 10016 Attn: Kai Xiong Email:

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105, USA

Attn: Stuart Neuhauser, Esq.

Matthew A. Gray, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email:

If to the SPAC after the Closing, to: Keyarch Acquisition Corporation 275 Madison Avenue, 39th Floor New York, New York 10016 Attn: Kai Xiong Email:

with copies (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: Stuart Neuhauser, Esq.

Matthew A. Gray, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email:

If to the Company: Zooz Power Limited Attn: Ruth Smadja Facsimile No.: Telephone No.: Email:	with a copy (which will not constitute notice) to: Shibolet & Co. 4 Yitzhak Sadeh St. Tel Aviv 6777504 Attn: Ofer Ben-Yehuda Telephone No.: Email:
If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company, the SPAC Representative and Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof.  No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability.  In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and the Company (and the SPAC Representative on behalf of SPAC) will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of Company and SPAC Representative shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Company and the SPAC Representative or any of the obligations of Holder under any other agreement between Holder and the Company or the SPAC Representative or any certificate or instrument executed by Holder in favor of the Company or the SPAC Representative, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Company or the SPAC Representative or any of the obligations of Holder under this Agreement.

(l) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts; Electronic Delivery. This Agreement may also be executed and delivered by facsimile signature, electronic means including DocuSign, scanned pages or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow.]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

The Company:

ZOOZ POWER LIMITED

By:
Name:
Title:

The SPAC Representative:

Keyarch Global Sponsor Limited,
solely in the capacity under the Business Combination Agreement as SPAC Representative

By:
Name:
Title:

[Signature Pages to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder: [__________________________]

By:
Name:
Title:

Number and Type of Company Ordinary Shares and Other Company Securities:

Company Ordinary Shares:

Other Company Securities:

Address for Notices:

Address:

Facsimile No.:

Telephone No.:

Email:	: